Telos Corporation and Subsidiaries
                          Form 10-K
                   Schedule of Subsidiaries

Telos Corporation; California
Incorporated:  California  April 11, 1969

Telos International Corporation, Delaware
Incorporated:  Delaware, May 16, 1995

ubIQuity.com, inc., Delaware
Incorporated:  Delaware, February 22, 1994

Xacta Corporation, Delaware
Incorporated:  Delaware, March 14, 2000

Telos.com, inc., Delaware
Incorporated:  Delaware, March 14, 2000

Telos Delaware Inc., Delaware
Incorporated:  Delaware, March 14, 2000